Exhibit 4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of September 8, 2026.

GOLDENTREE ASSET MANAGEMENT LP
By: GoldenTree Asset Management LLC, its general partner

/s/ Steven A. Tananbaum
By:	Steven A. Tananbaum
Title:	Managing Member

GOLDENTREE ASSET MANAGEMENT LLC

/s/ Steven A. Tananbaum
By:	Steven A. Tananbaum
Title:	Managing Member

/s/ Steven A. Tananbaum
Steven A. Tananbaum

GOLDENTREE MASTER FUND, LTD.

/s/ Peter Alderman
By:	Peter Alderman
Title:	General Counsel